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                                                                    EXHIBIT 99.1
                                                                   Press Release
[UNITEDAUTO LOGO]

                                                          UnitedAuto Group, Inc.
                                                          13400 Outer Drive West
                                                          Detroit, MI  48239


Contact:   Phillip M. Hartz
           Senior Vice President - Corporate Communications
           313-592-5365
           phartz@unitedauto.com


FOR IMMEDIATE RELEASE


          UNITEDAUTO TO POST INVESTOR PRESENTATION ON COMPANY WEB SITE



DETROIT, MI, June 27, 2001 - UnitedAuto Group, Inc. (NYSE: UAG), a leading publicly traded automotive retailer and a member of the FORTUNE 500, announced today that an investor presentation will be available on the Company's web site beginning approximately 1:30 p.m. (ET) on June 28, 2001, and for the following 30 days. The presentation can be accessed by logging onto www.unitedauto.com, and then clicking on the icon "Presentation Materials - June 28, 2001."

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 123 franchises in 19 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

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